Exhibit 10.40

EXHIBIT F

FIRST AMENDMENT

TO

THE ST. PAUL TRAVELERS COMPANIES, INC.

SENIOR EXECUTIVE PERFORMANCE PLAN

The St. Paul Travelers Companies, Inc. Senior Executive Performance Plan is hereby amended effective January 1, 2009 as follows:

I.

The name of the Plan shall be amended to be “The Travelers Companies, Inc. Senior Executive Performance Plan” and each reference in the Plan to the name of the Plan shall be amended to read accordingly.

II.

Each reference in the Plan to the name of the Company as “The St. Paul Travelers Companies, Inc.” shall be amended to read “The Travelers Companies, Inc.”

III.

The definition of “Stock Plans” is amended to read as follows:

“STOCK PLANS” shall mean The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan and/or any prior and successor stock plans adopted or assumed by the Company.